UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 11, 2010

PATTERSON BROOKE RESOURCES INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	333-139797	98-0505768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 Peace Portal Drive, Blaine, WA	98230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 870-4823

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2010, Patterson Brooke Resources, Inc., (the “Company”) entered into a Letter of Intent (the “LOI”) with Greentech Holdings LLC, a limited liability company registered under the laws of Nevis (“Greentech”).

Pursuant to the LOI, the parties agreed to enter into a definitive agreement within 60 days after the date of the LOI for the sale by Greentech to the Company of certain assets of Greentech comprised of certain intellectual property, know-how, trade secrets, data, materials, blue prints, drawings, copyrights, technology, brand names, logos, designs and manufacturing techniques for hybrid buses and motor coaches, including Hybrid Low Floor GTH40, Interurban GTI40 and Commuter Coach GTC45 (the “Assets”).  The definitive agreement would provide that the Company will issue to Greentech 32,000,000 shares of the Company’s common stock in exchange for the Assets.

The LOI provides that from the date of execution of the LOI until closing of the definitive agreement, neither Greentech nor its shareholders nor any person or entity acting on their behalf will in any way directly or indirectly (i) solicit, initiate, encourage or facilitate any offer to purchase Greentech or any of its assets or equity, (ii) enter into any discussions, negotiations or agreements with any person or entity which provide for such purchase, or (iii) provide to any persons other than the Company or its representatives any information or data related to such purchase or afford access to the properties, books or records of Greentech to any such persons, and Greentech will promptly notify the Company of any inquiry or  proposal received by Greentech, its shareholders or its representatives offering to purchase Greentech or any part of its assets or equity.

The LOI further provides that closing of the transaction would occur as promptly as practicable, but in any event on or before the date that is 30 days after the date of execution of the definitive agreement, and the definitive agreement would contain customary representations and warranties, covenants and indemnification provisions.

The description of the LOI in this report is intended to summarize the terms of the LOI and does not purport to be a complete discussion of such terms. The LOI should be reviewed in its entirety, and is incorporated herein as Exhibit 10.1.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  Resignation of Chief Executive Officer and President

On March 10, 2010, B. Gordon Brooke resigned as the Chief Executive Officer and President of the Company.  Mr. Brooke will remain as the Company’s Chief Financial Officer and Director.

(c)  Appointment of Chief Executive Officer and President

On March 10, 2010, the Board of Directors of the Company appointed Ian McAvoy to the offices of Chief Executive Officer and President of the Company.

Mr. McAvoy  is a 20-year veteran of the public transit sector. From 1992 to July 2009, Mr. McAvoy was in the service of San Mateo County Transit District, most recently as the Chief Development Officer from June 2004 to July 2009.  In this position, Mr. McAvoy managed a staff of 70 plus 65 consultants and oversaw the agency’s strategic visioning, business planning and development growth programs.  Since July 2009, Mr. McAvoy has been President of BCI, Inc., a corporation focused on the design, manufacture and supply of clean fuel  transit buses to the transit and airport market sectors.  Mr. McAvoy received his BS in Town & Country Planning from Heriot-Watt University, Edinburgh, Scotland.

Mr. McAvoy has not previously held any positions with the Company.  Mr. McAvoy has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. McAvoy is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. McAvoy, or any grant or award to Mr. McAvoy or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. McAvoy.

On March 10, 2010, the Company entered into a Letter of Intent with Greentech, as more fully described under Section 1 of this Form 8-K.  Mr. McAvoy is a Managing Member of Greentech.

(d)  Appointment of Directors

On March 10, 2010, the sole Director of the Company appointed Ian McAvoy and David Oldridge to the Board of Directors of the Company.  There are no arrangements or understandings between Mr. McAvoy and any other persons, pursuant to which Mr. McAvoy was selected as a director. Mr. McAvoy has not been named or, at the time of this Current Report, to any committee of the board of directors. For more information, please refer to (c) above.

Mr. Oldridge, age 51, has been the Executive Vice President of Bus and Coach International since May 2006.  From February 2002 to April 2006, Mr. Oldridge was a field engineering subcontractor for Bombardier / Los Vegas Monorail Air Conditioning Systems.  Mr. Oldridge began his career in the heavy vehicle industry more than 25 years ago and has worked in many facets of maintenance, service support and product design.  He has supervised national technical training plans for other North American motor coach distributors, including ABC companies and Neoplan, and has been responsible for motor coach product re-engineering and service support for various transport companies, including consulting on the Las Vegas Monorail Project.  As a founder of Bus and Coach International, Mr. Oldridge supervised the design of the “Falcon 45” model, overseeing component selection and maximizing the low maintenance features of the coach.  He also developed the innovative “bcideliveres.com” a customer support website, which makes available maintenance and support information accessible to customers and maintenance personal anytime through the Internet.

Mr. Oldridge has not previously held any positions with the Company.  Mr. Oldridge has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Oldridge is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Oldridge, or any grant or award to Mr. Oldridge or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Oldridge. Mr. Oldridge has not been named or, at the time of this Current Report, to any committee of the board of directors.

On March 10, 2010, the Company entered into a Letter of Intent with Greentech, as more fully described under Section 1 of this Form 8-K.  Mr. Oldridge is a Managing Member of Greentech.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Letter of Intent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson Brooke Resources Inc., a Nevada Corporation

Dated: March 11, 2010	/s/ Ian McAvoy
President and Chief Executive Officer and Director